                                                                   Exhibit 23.1




We have issued our report dated September 10, 1996, accompanying the consolidated financial statements included in the Annual Report of Ocean
Optique Distributors, Inc. on Form 10-KSB for the year ended June 30, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ocean Optique Distributors, Inc. on Form S-3 (File No. 33-98678).


/s/ Grant Thornton LLP


Miami, Florida
September 30, 1996